UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

Ormat Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32347 (Commission File Number)	No. 88-0326081 (I.R.S. Employer Identification No.)

6225 Neil Road, Reno, Nevada (Address of Principal Executive Offices)	89511-1136 (Zip Code)

(775) 356-9029
(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement.

Item 8.01	Other Events

Item 9.01.	Financial Statements and Exhibits.

Signatures

Exhibit Index

Exhibit 99.1           Press Release of the Company dated November 23, 2016.

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

On November 22, 2016, Ormat Nevada Inc. (“Ormat Nevada”), a wholly-owned subsidiary of Ormat Technologies, Inc. (the “Company”), entered into an Agreement for Purchase of Membership Interests (the “Purchase Agreement”) with Northleaf Geothermal Holdings, LLC (“Northleaf”). Under the Purchase Agreement, Ormat Nevada sold to Northleaf 36.75% of the membership interests in ORNI 37 LLC (“ORNI 37”), a Delaware limited liability company that is the owner of the Don A. Campbell 2 geothermal power plant. Also under the Purchase Agreement, immediately upon consummation of the sale and purchase thereunder, each of Ormat Nevada and Northleaf contributed their respective membership interests in ORNI 37 to ORPD LLC, a previously formed Delaware limited liability company that is jointly owned by Ormat Nevada (63.25%) and Northleaf (36.75%).

ORNI 37’s Don A. Campbell 2 power plant in Nevada is an approximately 20 MW geothermal power generating facility. Power and ancillary attributes and services are sold to Southern California Public Power Authority under a 20 year power purchase agreement that commenced September 17, 2015. Ormat Nevada will continue to provide operation and maintenance services for the facility.

The purchase price paid by Northleaf and received by Ormat Nevada upon closing of the sale of the ORNI 37 membership interests under the Purchase Agreement was US$44,234,000.

The Purchase Agreement contains representations and warranties by both parties, certain other agreements, and certain indemnity obligations from the seller to the buyer, in each case that are customary for agreements and transactions of similar nature. In addition, the Purchase Agreement provides that ORPD LLC is an express third-party beneficiary of the Purchase Agreement, and can enforce the provisions thereof in respect of the membership interests contributed by Ormat Nevada, as well as Northleaf, to ORPD.

Under ORPD’s limited liability company agreement (the “ORPD LLC Agreement”), 100% of the cash that ORPD will receive from ORNI 37 and all other attributes of ownership will be distributed or allocated, subject to reasonable reserves to be determined by Ormat Nevada, according to the agreed allocations set forth in the ORPD LLC Agreement.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Purchase Agreement or the ORPD LLC Agreement and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s next Annual Report on Form 10-K, and to the ORPD LLC Agreement, a copy of which was filed by the Company in connection with its Annual Report on Form 10-K for the year ended December 31, 2015.

Item 8.01     Other Events.

On November 23, 2016, the Company issued a press release announcing the consummation of the sale and purchase under the Purchase Agreement. A copy of the press release is furnished as Exhibit 99 to this report on Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 99.1	Press Release of the Company dated November 23, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ormat Technologies, Inc.

By:	/s/ Isaac Angel
Name: Isaac Angel
Title: Chief Executive Officer

Date: November 28, 2016

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company dated November 23, 2016.